Exhibit 10.1

AMENDED AND RESTATED PLUM CREEK TIMBER COMPANY, INC.
STOCK INCENTIVE PLAN

Section 1.     General Purpose of Plan; Definitions.

                The Company (defined below) adopted the Plum Creek Timber Company, Inc. Stock Incentive Plan effective May 10, 2000, and has adopted this amendment and restatement effective as of May 4, 2004, subject to approval of the stockholders of the Company at the annual meeting of stockholders held on May 4, 2004 (the “Effective Date”). The name of the plan as amended and restated is the Amended and Restated Plum Creek Timber Company, Inc. Stock Incentive Plan (the “Plan”).    The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants (defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

                For purposes of the Plan, the following terms shall be defined as set forth below:

                (1)   “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

                (2)   “Award Agreement” shall mean, as the context requires, an agreement entered into with a Participant in connection with a Stock Option Award under Section 5 hereof, a Restricted Stock or Restricted Stock Unit award under Section 6 hereof, a Dividend Equivalent award under Section 7 hereof, or a Value Management Award under Section 8 hereof.

                (3)    “Board”" means the Board of Directors of the Company.

                (4)   “Cause” shall mean (i) a Participant’s conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) action by a Participant involving personal dishonesty, theft or fraud in connection with the Participant’s duties as an employee of the Company or a Subsidiary, or (iii) if applicable, a breach of any one or more material terms of a Participant’s employment agreement with the Company.

                (5)    “Change in Control” means the occurrence of any of the following events:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes after the Effective Date (as defined in Section 14(2)) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 1(5)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                (6)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                (7)   “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. The Committee may delegate its authority under the Plan to a sub-committee or to a senior executive officer of the Company to the extent such delegation is appropriate under Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

                (8)    “Company” means Plum Creek Timber Company, Inc., a Delaware corporation (or any successor corporation).

                (9)    “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

                (10)   “Disability” or “Disabled” means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant’s work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

                (11)  “Dividend Equivalent” means a 5-year right, granted in connection with the grant of a Stock Option, pursuant to Section 7 below, to receive cash and Stock equal in value to dividends paid with respect to the number of shares of Stock underlying such Stock Option, subject to the attainment of Performance Goals.

                (12)  “Eligible Recipient” means an officer, director, employee, consultant or advisor of the Company or of any Subsidiary; provided, however, that with respect to Value Management Awards, “Eligible Recipient” means an officer or other key employee of the Company or of any Subsidiary.

                (13)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

                (14)  “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, (A) if the Stock is publicly traded, the closing sale price of a share of Stock, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

                (15)  “Good Reason” means, without a Participant’s written consent, (i) a reduction in the Participant’s titles, positions, duties and responsibilities as in effect immediately prior to a Change in Control, (ii) a reduction in the Participant’s annual base salary or aggregate compensation and benefits opportunities as in effect immediately prior to a Change in Control or (iii) relocation of the Participant’s principal place of employment to a location more than 35 miles from the Participant’s principal place of employment immediately prior to a Change in Control.

                (16)  “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships of the Participant.

                (17)  “Memorandum Account” means an account established by the Committee in the name and for the benefit of a Participant, to record accruals of cash and/or stock or stock units under the Plan that remain subject to time restrictions. Accrued amounts of cash and/or stock or stock units shall earn interest at a market rate of interest, as periodically determined in the reasonable discretion of the Committee.

                (18)  “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 below, to receive grants of Stock Options, awards of Restricted Stock, Restricted Stock Units, Dividend Equivalents, Value Management Awards or any combination of the foregoing.

                (19)  “Performance Goals” shall mean performance goals set forth herein, or as determined by the Committee in its sole discretion. Such goals will be based on attaining specified levels of Total Shareholder Return and may be applied to the performance of the Company relative to a market index or other composite, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. Performance Goals shall be subject to certification by the Committee; provided that, the Committee shall have the authority to make equitable adjustments to the Performance Goals, to the extent permitted by Section 162(m) of the Code, where applicable, in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

                (20)  “Performance Period” shall mean: (i) as to any Value Management Award, the three-year period commencing on January 1, 2004, each three-year period commencing on the January 1 following the commencement of the then current Performance Period and such other periods as the Committee may determine, and (ii) as to any Dividend Equivalents, five years after the date of grant or such other period selected by the Committee.

                (21)  “Restricted Stock” means shares of Stock subject to certain restrictions granted pursuant to Section 6 below.

                (22)  “Restricted Stock Units” means the right to receive shares of Stock subject to certain restrictions granted pursuant to Section 6 below.

                (23)  “Stock” means the common stock, par value $.01 per share, of the Company.

                (24)  “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5 below that is not an “incentive stock option” within the meaning of Section 422 of the Code.

                (25)  “Subsidiary” means (A) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain or (B) any partnership in which the Company and/or any Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

                (26)  “Total Disability” or “Totally Disabled” shall mean: (a) if the Participant is subject to a legal decree of incompetency (the date of such decree being deemed the date on which such disability occurred); or (b) the written determination by a physician selected by the Administrator that, because of a medically determinable disease, injury or other physical or mental disability, the Participant is unable to engage in any substantial gainful activity, with or without reasonable accommodation, and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Administrator, in each case based upon medically available reliable information. The date of such Total Disability shall be the last day of such 12-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

                (27)  “Total Shareholder Return” shall mean a computation consisting of Stock price appreciation (or depreciation) plus dividends paid, as calculated by the Committee in its reasonable discretion.

                (28)  “Value Management Award” shall mean an incentive compensation award, granted pursuant to Section 8 below, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

Section 2.     Administration.

                The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”) by the Board or, at the Board’s sole discretion, by the Committee.

                Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan: (a) Stock Options, (b) awards of Restricted Stock or Restricted Stock Units, (c) Dividend Equivalents, (d) Value Management Awards or (e) any combination of the foregoing. In particular, the Administrator shall have the authority:

(a) to select those Eligible Recipients who shall be Participants;

(b) to determine whether and to what extent Stock Options, awards of Restricted Stock or Restricted Stock Units, Dividend Equivalents, Value Management Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(c) to determine the number of shares of Stock to be covered by each award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder, including, but not limited to, (x) the restrictions applicable to awards of Restricted Stock, Restricted Stock Units or Dividend Equivalents and the conditions under which restrictions applicable to such awards of Restricted Stock, Restricted Stock Units or Dividend Equivalents shall lapse, and (y) the Performance Goals and Performance Periods applicable to Dividend Equivalents and Value Management Awards; and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Stock Options, awards of Restricted Stock, Restricted Stock Units, Dividend Equivalents, Value Management Awards or any combination of the foregoing granted hereunder.

                The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any Award Agreements relating thereto); and to otherwise supervise the administration of the Plan.

                All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including, but not limited to the Company and the Participants.

Section 3.     Stock Subject to Plan.

                The total number of shares of Stock reserved and available for issuance under the Plan shall be 12,425,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Stock as to which Stock Options may be granted to any individual during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 5% of the shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3.

                Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised or (ii) any shares of Stock subject to any award of Restricted Stock, Restricted Stock Units or Dividend Equivalents granted hereunder are forfeited or cancelled, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan. To the extent shares of Stock are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. As to awards of Dividend Equivalents, only the actual number of shares of Stock actually issued to Participants shall be considered in calculating the maximum number of shares of Stock available for delivery under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares of Stock are returned to the Company in satisfaction of such indebtedness, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

                In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan, (ii) the kind, number and option price of shares of Stock subject to outstanding Stock Options granted under the Plan, and (iii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock, Restricted Stock Units and Dividend Equivalents and granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4.     Eligibility.

                Eligible Recipients shall be eligible to be granted Stock Options, awards of Restricted Stock, Restricted Stock Units, Dividend Equivalents, Value Management Awards or any combination of the foregoing hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

Section 5.     Stock Options.

                Stock Options may be granted alone or in addition to other awards granted under the Plan. Unless a particular Award Agreement provides differently, each Participant shall be granted under Section 7 hereof one Dividend Equivalent for each Stock Option granted under this Section 5. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Options shall be made. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Participants who are granted Stock Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder. More than one award of Stock Options may be granted to the same Participant and be outstanding concurrently hereunder.

                Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

                (1)   Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than the Fair Market Value of the Stock on such date.

                (2)   Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

                (3)   Exercisability.        Unless provided for otherwise in a particular Award Agreement, Stock Options shall vest over a four year period at a rate of 25% per year and shall be exercisable after vesting, subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant; provided, however, that no Stock Option shall be exercisable if the exercise of such Stock Option would result in a violation of the stock ownership limitations set forth in the Company’s Charter. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any Change in Control of the Company.

                (4)   Method of Exercise. Subject to paragraph (3) of this Section 5, Stock Options may be exercised in whole or in part after vesting at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Stock already owned by the Participant which, (x) in the case of unrestricted Stock acquired upon exercise of an option, has been owned by the Participant for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised, or (iii) in the form of Restricted Stock subject to an award hereunder (based on the Fair Market Value of the Stock on the date the Stock Option is exercised). If payment of the option price is made in whole or in part in the form of Restricted Stock, the shares of Stock received upon the exercise of such Stock Option shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares of Stock equal to the number of shares surrendered upon the exercise of such Stock Option. A Participant shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (2) of Section 12 below.

                The Administrator may require the surrender of all or a portion of any Stock Option (and any associated Dividend Equivalents) granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m) of the Code, to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares of Stock previously subject to such canceled Stock Options shall again be available for future grants of Stock Options and other awards hereunder.

                (5)   Loans.        The Company or any Subsidiary may make loans available to Stock Option holders in connection with the exercise of outstanding Stock Options, as the Administrator, in its sole discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company or any Subsidiary, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest at the applicable Federal interest rate or such other rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the aggregate option price less the par value (if any) of the shares of Stock covered by the Stock Option, or portion thereof, exercised by the holder and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and/or interest and the conditions upon which the loan will become payable in the event of the holder’s termination of service to the Company or to any Subsidiary shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

                (6)   Non-Transferability of Options. Except as otherwise provided by the Administrator, Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than pursuant to a qualified domestic relations order, by will, by the laws of descent or distribution, by instrument to an inter vivos or testamentary trust in which the Stock Options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to Immediate Family, and may be exercised, during the lifetime of the Participant, only by the Participant.

                (7)   Termination of Employment or Service. If a Participant’s employment with or service as a director, consultant or advisor to the Company or to any Subsidiary terminates by reason of his or her death, Disability, Total Disability or for any other reason, vested Stock Options may thereafter be exercised to the extent provided in the Award Agreement evidencing such Stock Options, or as otherwise determined by the Administrator, but in no event shall the exercise period be less than thirty (30) days (or six (6) months in the event of termination by reason of death or Disability) following termination of employment with or service to the Company or a Subsidiary.

Section 6.     Restricted Stock; Restricted Stock Units.

                Awards of Restricted Stock and/or Restricted Stock Units may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock or Restricted Stock Units shall be made; the number of shares or units to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the Restricted Period (as defined in paragraph (2) of this Section 6 applicable to awards of Restricted Stock or Restricted Stock Units; and all other conditions of the awards of Restricted Stock or Restricted Stock Units. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of the award of Restricted Stock or Restricted Stock Units upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion.

                The provisions of the awards of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant. In the sole discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock or Restricted Stock Units under substantially the same terms and conditions as provided in paragraph (5) of Section 5 of the Plan with respect to the exercise of Stock Options.

                (1)   Awards and Certificates. The prospective recipient of awards of Restricted Stock or Restricted Stock Units shall not have any rights with respect to any such award, unless and until such recipient has executed an Award Agreement evidencing the award and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 6(2), (i) each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such award.

                The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

                Notwithstanding anything to the contrary contained in this Section 6, in no event shall awards of Restricted Stock be granted to a Covered Employee.

                Each Participant who receives Restricted Stock Units shall be eligible to receive, at the expiration of the applicable Restricted Period, one share of Stock for each unit awarded, and the Company shall issue to each such Participant that number of shares of Stock. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until such time as share certificates for Stock are issued to the Participants; provided, however, that during the applicable Restricted Period for all Restricted Stock Units awarded hereunder, the Company shall pay to each such Participant an amount equal to the sum of all dividends and other distributions paid by the Company on that equivalent number of shares of Stock.

                (2)   Restrictions and Conditions. The awards of Restricted Stock or Restricted Stock Units granted pursuant to this Section 6 shall be subject to the following restrictions and conditions:

(a) Subject to the provisions of the Plan and the Award Agreement governing any such award, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock or Restricted Stock Units awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the Participant’s termination of employment or service as a director, consultant or advisor to the Company or any Subsidiary, the Participant’s death or Disability or Total Disability.

(b) Except as provided in paragraph (2)(a) of this Section 6, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

(c) Subject to the provisions in Section 9 below, the rights of Participants granted awards of Restricted Stock or Restricted Stock Units upon termination of employment with or service as a director, consultant or advisor to the Company or a Subsidiary for any reason during the Restricted Period shall be set forth in the Award Agreement governing such awards.

Section 7.     Dividend Equivalents.

                The Administrator is authorized to grant awards of Dividend Equivalents to Eligible Participants, subject to such terms and conditions as the Administrator shall determine, including the attainment of Performance Goals.

                (1)   The prospective recipient of awards of Dividend Equivalents shall not have any rights with respect to any such award, unless and until such recipient has executed an Award Agreement evidencing the award and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date.

                (2)   Notwithstanding anything to the contrary contained in this Section 7, in no event shall the payout with respect to Dividend Equivalents granted in any one calendar year to a Participant who is a Covered Employee exceed an amount calculated by multiplying the maximum number of Stock Options permitted to be granted to a single individual pursuant to Section 3 hereof times the dividend paid per share of Stock over the 5-year Performance Period of such Dividend Equivalents, plus any interest credited thereon. Participants shall not be permitted to sell, transfer, pledge or assign Dividend Equivalents.

                (3)   Dividend Equivalents shall be subject to the attainment of Performance Goals set by the Administrator. Upon a determination by the Committee that Performance Goals have been achieved under the Plan, amounts will be credited to each Participant’s Memorandum Account in accordance with the terms of each such Participant’s Award Agreement.

                (4)   Dividend Equivalents granted with respect to specified Stock Options shall terminate with respect to the opportunity to earn additional dividends if and to the extent that the associated Stock Option is exercised.

                (5)   Unless otherwise provided in a particular Award Agreement, amounts credited to a Participant’s Memorandum Account, including any interest credited thereon, shall be paid within a reasonable time following the end of the 5th year after grant of the Dividend Equivalent, and shall be paid 50% in Stock and 50% in cash.

                (6)   Within a reasonable period of time following termination of employment with or service to the Company or a Subsidiary, a Participant shall receive an amount in cash equal to the amount credited to such Participant’s Memorandum Account with respect to vested Stock Options. Subject to Section 9 below, all Dividend Equivalents relating to non-vested Stock Options shall be forfeited.

Section 8.     Value Management Awards.

                The Administrator is authorized to grant Value Management Awards to Eligible Recipients. Subject to Section 8(2) below, in determining the persons to whom Value Management Awards shall be granted and the face value of each Value Management Award, the Administrator shall take into account such factors as the Administrator shall deem relevant in connection with accomplishing the purposes of the Plan. Value Management Awards granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time approve.

                (1)   In General. The Administrator shall specify with respect to each 3-year Performance Period, the Performance Goals applicable to each Value Management Award, the face value of the Value Management Award granted to a Participant, and the amounts that the Participant is eligible to earn upon achievement of the Performance Goals for such Performance Period. Unless otherwise provided in a particular Award Agreement, the Performance Goals shall constitute a measure of Total Shareholder Return, relative to a peer group of companies, market index or other composite, or a combination thereof, selected by the Committee, as set forth below:

Total Shareholder Return	Value Management Award Earned
At or above the 75th percentile	200% of face value
Between the 50th and 75th percentiles	Sliding scale between 0 and 200%
Below the 50th percentile	0% of face value

                (2)   Special Provisions Regarding Value Management Awards. Notwithstanding anything to the contrary contained in this Section 8, in no event shall payment in respect of a Value Management Award granted for a Performance Period be made to a Participant who is a Covered Employee in an amount that exceeds $4.4 million.

                (3)   Memorandum Accounts. Upon a determination by the Committee that Performance Goals have been achieved under the Plan, amounts will be credited to each Participant’s Memorandum Account in accordance with the terms of each such Participant’s Award Agreement.

                (4)   Time and Form of Payment. Unless otherwise determined by the Administrator, all payments of amounts credited to a Participant in his or her Memorandum Account in respect of Value Management Awards granted under this Plan shall be made 50% at the beginning of the 4th year following the grant of such Award and 50% at the beginning of the 5th year following the grant of such award, with each such payment to be paid out 50% in cash and 50% in Stock.

In the case of Participants who are Covered Employees, unless otherwise determined by the Administrator, such payments shall be made only after achievement of the Performance Goals has been certified by the Administrator.

                (5)   Termination of Employment. Unless otherwise provided by the Administrator in connection with specified terminations of employment and except as otherwise provided herein, if a Participant’s employment terminates for any reason, including termination for Cause, after a Value Management Award has been earned with respect to a completed Performance Period but prior to the payment of a Value Management Award with respect to that Performance Period, the full amount of the Value Management Award shall be payable to such Participant for that Performance Period, and all amounts credited to such Participant’s Memorandum Account shall be payable in cash to the Participant within ten business days. Should a Participant die or become Disabled or Totally Disabled at any time during a Performance Period, a pro rata award may be paid based upon the Participant’s number of full months of active service during the Performance Period. In addition, if a Participant’s employment is terminated within one year following a Change in Control (A) by the Company or a Subsidiary other than for Cause (but not by reason of death or Disability or Total Disability) or (B) by the Participant with Good Reason, then, in any such case, as of the date the Participant’s employment with the Company is terminated, the maximum level of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to each Performance Period) of each outstanding Value Management Award granted to the Participant, along with all amounts credited to the Participant’s Memorandum Account, shall become payable in cash to the Participant within ten business days. The Administrator shall have the authority to specify the manner, if any, in which Value Management Awards will be deemed earned in the event of specified terminations of employment during a Performance Period, but in no event inconsistent with the foregoing provisions.

Section 9.     Acceleration of Awards.

                Notwithstanding any provision to the contrary contained in the Plan, if a Participant’s employment with or service to the Company or a Subsidiary is terminated by reason of death or Total Disability, or within one year following a Change in Control (A) by the Company or a Subsidiary other than for Cause or (B) by the Participant with Good Reason, then, in any such case, as of the date the Participant’s employment with or service to the Company or a Subsidiary is terminated:

                (1)   any Stock Options held by the Participant under the Plan not previously exercisable and vested shall become fully exercisable and vested;

                (2)   any restrictions or conditions applicable to any Restricted Stock or Restricted Stock Unit awards held by the Participant under the Plan shall lapse and in each case certificates representing shares of unrestricted Stock shall be issued to such Participant within a reasonable period of time, bearing only such legends and other restrictions as are necessary, in the Committee’s reasonable discretion, under the Securities Act of 1933 (“Securities Act”) or the Code;

                (3)   with respect to Dividend Equivalents held by the Participant under the Plan, all amounts credited to the Participant’s Memorandum Account at the time of termination shall be paid in cash to the Participant within ten business days.

Section 10.     Amendment and Termination.

                The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant’s consent, or that, without the approval of the stockholders (as described below), would:

                (1) except as provided in Section 3 of the Plan, increase the total number of shares of Stock reserved for issuance under the Plan;

                (2) change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan; or

                (3) extend the maximum option period under paragraph (2) of Section 5 of the Plan.

                Notwithstanding the foregoing, stockholder approval under this Section 10 shall only be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to any material amendment to an employee benefit plan of the Company.

                The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, except as otherwise specifically provided herein, no such amendment shall impair the rights of any Participant without his or her consent.

                To the extent that the Committee determines that the restrictions imposed by the Plan preclude achievement of the Plan’s material purposes in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices outside of the United States.

Section 11.     Unfunded Status of Plan.

                The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 12.     General Provisions.

                (1)   Shares of Stock shall not be issued pursuant to the exercise of any award granted hereunder unless the exercise of such award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                (2)   The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

                All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                (3)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

                (4)   Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company may, to the extent permitted by law, in lieu of the payment of cash by the Participant, satisfy its tax withholding obligation by withholding Stock due and payable to the Participant pursuant to an award.

                (5)   No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 13.     Governing Law.

                The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Washington without giving effect to the conflict of laws principles thereof.

Section 14.     Stockholder Approval; Effective Date of Plan.

                (1)   The grant of any award hereunder shall be contingent upon stockholder approval of the Plan being obtained within twelve (12) months before or after the date the Board adopts the Plan.

                (2)   Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of the Effective Date.

Section 15.     Term of Plan.

                No Stock Option or awards of Restricted Stock, Restricted Stock Units, Dividend Equivalents or Value Management Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.